UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2011

SOMAXON PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3570 Carmel Mountain Road, Suite 100, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 876-6500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
1. Approval of Restricted Stock Unit Awards. On February 18, 2011, the Compensation Committee of the Board of Directors (the “Committee”) of Somaxon Pharmaceuticals, Inc. (the “Company”) approved the issuance of restricted stock units (“RSUs”) under the Company’s 2005 Stock Incentive Plan (the “Plan”) to each of the executive officers listed below (the “Named Executive Officers”). The RSU awards will be awarded effective March 7, 2011. The number of RSUs to be granted to each Named Executive Officer is as follows:

		Number of RSUs to be Granted
		Time-Based	Performance-
Name	Title	Vesting	Based Vesting
Richard W. Pascoe	President and Chief Executive Officer	75,000	50,000
Jeffrey W. Raser	Senior Vice President, Chief Commercial Officer	30,000	50,000
Brian T. Dorsey	Senior Vice President, Technical Operations	30,000	50,000
Matthew W. Onaitis	Senior Vice President and General Counsel	30,000	50,000
Tran B. Nguyen	Senior Vice President and Chief Financial Officer	30,000	50,000
All of the RSUs will initially be unvested. The RSUs subject to time-based vesting will vest as follows: one-third of such RSUs will vest on December 31, 2011, another one-third of such RSUs will vest on December 31, 2012 and the remaining one-third of such RSUs will vest on December 31, 2013. The RSUs subject to performance-based vesting will vest during the first quarter of 2012 on the second business day following the public release of the Company’s audited financial statements for the fiscal year ended December 31, 2011, subject to the Company’s attainment of certain corporate performance objectives during 2011.
These awards may also vest on an accelerated basis pursuant to an executive’s employment agreement. In order to have his RSUs vest, a Named Executive Officer must be employed by the Company on the applicable vesting date.
2. Approval of Stock Option Awards. Also on February 18, 2011, the Committee approved awards of stock options to the Named Executive Officers under the Plan, which stock option awards will be granted effective March 7, 2011. The exercise price per share of such stock options will be the closing price per share of the Company’s common stock on March 7, 2011. The number of options to be awarded to each Named Executive Officer is as follows:

Name	Title	Number of Options Received
Richard W. Pascoe	President and Chief Executive Officer	250,000
Jeffrey W. Raser	Senior Vice President, Chief Commercial Officer	100,000
Brian T. Dorsey	Senior Vice President, Technical Operations	100,000
Matthew W. Onaitis	Senior Vice President and General Counsel	100,000
Tran B. Nguyen	Senior Vice President and Chief Financial Officer	100,000

All of such stock options will initially be unvested and will vest as follows, subject in each case to the Named Executive Officer’s continued employment with the Company: one-fourth of the options will vest on March 7, 2012, and 1/36 of the remaining stock options will vest on the first day of each month thereafter. These awards may also vest on an accelerated basis pursuant to an executive’s employment agreement. In order to have his stock options vest, a Named Executive Officer must be employed by the Company on the applicable vesting date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SOMAXON PHARMACEUTICALS, INC.
Date: February 25, 2011

By:	/s/ Matthew W. Onaitis
	Name:	Matthew W. Onaitis
	Title:	Senior Vice President and General Counsel